UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 23, 2009

AGILENT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5301 Stevens Creek Boulevard, Santa Clara, CA		95051
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (408) 553-2424

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

As previously announced, beginning in the first fiscal quarter of 2009, Agilent Technologies, Inc. (“Agilent”) will report results in three separate business segments comprised of the electronic measurement business, the bio-analytical measurement business and the semiconductor and board test business.  This Form 8-K provides information on this change in segment reporting and a summary of the effects of this change on Agilent’s historical segment results. The change in segment reporting will be reflected retrospectively, but in no way revises or restates the GAAP Consolidated Statements of Earnings, Consolidated Balance Sheets, Consolidated Statements of Shareholders’ Equity or Consolidated Statements of Cash Flows for the Company and consolidated subsidiaries for any period.

In the quarter ending January 31, 2009, we have formed a new operating segment from our existing businesses: the semiconductor and board test segment. The new segment covers semiconductor equipment and services sold to semiconductor manufacturing and printed circuit board assembly customers. The semiconductor and board test segment combines laser interferometer, parametric test and printed circuit board manufacturing test equipment. Laser interferometer was formerly part of the bio-analytical measurement segment and both the parametric test and printed circuit test were formerly part of the electronic measurement segment. The semiconductor and board test segment is determined based primarily on how our chief operating decision maker views and evaluates our operations. Operating results are regularly reviewed by the chief operating decision maker to make decisions about resources to be allocated to the segment and to assess its performance.  Other factors, including technology and delivery channels, consumer-specific solutions, a highly cyclical market and specialized manufacturing, were considered in deciding to form this new operating segment.

In the first quarter of 2009, we have also moved microscopy measurement from the bio-analytical measurement segment to the electronic measurement segment. Microscopy measurement will combine with existing units in the electronic measurement segment for increased synergy with product lines and operational resources.

These changes were effective as of November 1, 2008. All segment financial information, beginning in the first fiscal quarter of 2009, will reflect this change. This change will be reflected on a retrospective basis, with prior years also adjusted to reflect the change in segments. Agilent is issuing this Form 8-K in order to provide investors with summary financial information and historical data that is on a basis consistent with its new reporting structure.  Exhibit 99.1 provides quarterly financial summary information by reportable segment for the fiscal years ended October 31, 2006, 2007 and 2008.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits

The following is filed as an exhibit to this report:

Exhibit No.	Description
99.1	Quarterly Segment Financial Summary Information – Fiscal Years Ended October 31, 2006, 2007 and 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

By:	/s/ MARIE OH HUBER
Name:	Marie Oh Huber
Title:	Vice President, Deputy General Counsel and
Assistant Secretary

Date:  January 23, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Quarterly Segment Financial Summary Information – Fiscal Year Ended October 31, 2006, 2007 and 2008.